Exhibit 10.29

STOCK PURCHASE AGREEMENT

THIS AGREEMENT, dated as of March 16, 2005, is between PFIZER INC., a Delaware corporation having a place of business at 235 East 42nd Street, New York, New York 10017-5755 (the “Purchaser”), and COLEY PHARMACEUTICAL GROUP, INC. (the “Company”), a Delaware corporation having a place of business at 93 Worcester Street, Wellesley, Massachusetts 02481.

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser and the Company are entering into a License Agreement (the “License Agreement”) and a Screening and Evaluation Agreement (the “S & E Agreement”);

WHEREAS, the Company has agreed to sell and Purchaser has agreed to purchase up to $10,000,000 of the Company’s common stock upon the Company’s initial public offering in accordance with the terms and conditions of this Agreement; and

WHEREAS the License Agreement contemplates that the parties hereto shall enter into this Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the License Agreement and this Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to them in the License Agreement.

Section 1.2 As used in this Agreement:

(a) “Acquisition Proposal” shall mean any tender offer or exchange offer, whether or not accepted by the Board of Directors of the Company, to the stockholders of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Company (including any publicly announced proposal thereof at a price per share in excess of the most recent closing trading price of Common Stock on the applicable national securities exchange or NASDAQ on the trading day immediately preceding such public announcement to the stockholders of the Company), or an offer accepted by the Board of Directors of the Company, with respect to a Business Combination or involving the purchase or other acquisition of forty percent (40%) or more of the outstanding voting securities of the Company, or newly issued securities, which after the issuance thereof, represent beneficial ownership of forty percent (40%) or more of the outstanding voting securities of the Company.

(b) “Affiliate” means any entity directly or indirectly controlled by, controlling, or under common control with, a party to this Agreement, but only for so long as such control shall continue. For purposes of this Agreement, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) of an entity means possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such entity.

(c) “beneficial ownership” (including “beneficial owner” and other correlative terms) shall mean beneficial ownership as defined in Rule 13d-3 under the United States Securities and Exchange Act of 1934, as amended (the “Exchange Act”); it being understood and agreed that, for purposes of determining whether a “Change of Control” has occurred, “beneficial ownership” shall also include any securities which any person or any of such person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

(d) “Business Combination” shall mean (i) merger, consolidation, reorganization, acquisition, liquidation, scheme or other similar arrangement with a Third Party in which the Company is a constituent corporation or party and pursuant to which 40% or more of the voting securities of the Company are or may be issued, acquired or exchanged for cash,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

securities or other property, or (ii) a sale of a material portion of the assets of the Company representing not less than forty percent (40%) of the fair market value of the Company.

(e) “Change of Control” means an event where:

(i) any person or group becomes the beneficial owner, directly or indirectly, of at least fifty percent (50%) or more of the outstanding Voting Stock or voting power over Voting Stock of (x) the Company or (y) any one or more persons or entities which are a direct or indirect parent holding company of the Company or Affiliates controlling the Company (the Company, together with the persons and entities described in this clause (y), each, individually, a “COLEY GROUP COMPANY” and, collectively, the “COLEY GROUP COMPANIES”); or

(ii) occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of any COLEY GROUP COMPANY (the “Board”) by any person or group who were neither (x) members of the Board on the date hereof or members nominated by the Board or (y) appointed by members of the Board on the date hereof or members so nominated; or

(iii) any COLEY GROUP COMPANY enters into an agreement with any person or entity providing for a merger, consolidation, reorganization or other similar transaction (or series of transactions) of any COLEY GROUP COMPANY with another person or other entity (other than with any of the COLEY GROUP COMPANY’s wholly-owned subsidiaries) as a result of which, immediately following such transaction (or series of transactions) less than a majority of the outstanding Voting Stock or voting power over Voting Stock, as calculated on a fully-diluted basis, of the surviving or newly-created entity in such transaction (or series of related transactions) is beneficially owned by the shareholders of the applicable COLEY GROUP COMPANY immediately prior to such transaction (or series of transactions); or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(iv) any COLEY GROUP COMPANY sells or otherwise transfers to any person(s) or entity that is not a wholly-owned subsidiary of a COLEY GROUP COMPANY, in one or more related transactions not involving a merger, consolidation, reorganization or other similar transaction (or series of transactions) included in clause (iii) above, properties or assets representing more than fifty percent (50%) of (x) all COLEY GROUP COMPANIES’ consolidated total assets (exclusive of goodwill) as reflected on the consolidated balance sheet for the most recently-completed fiscal year (or, if applicable, the most recent Annual Report on Form 10-K), or (y) all COLEY GROUP COMPANIES’ consolidated operating income for the most recent fiscal year as reflected on the consolidated income statement for the most recently-completed fiscal year (or, if applicable, the Annual Report on Form 10-K), or (z) all COLEY GROUP COMPANIES’ consolidated revenue for the most recent fiscal year as reflected on the consolidated income statement for the most recently-completed fiscal year (or, if applicable, the Annual Report on Form 10-K).

For purposes of this definition of “Change of Control”, references to any COLEY GROUP COMPANY shall be deemed to include all successors in any merger, consolidation, reorganization or similar transaction (or series of transactions) preceding any transaction (or series of transactions) described above.

(f) “group” shall have the meaning with which such term is used in Section 13(d)(3) of the Exchange Act;

(g) “Indebtedness” shall mean all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor’s balance sheet (or notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness (as defined herein) of others, whether or not the same are or should be so reflected in said balance sheet (or the notes

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

(h) “Initial Public Offering” shall mean the initial firm commitment underwritten public offering by the Company of its common stock, $.01 par value (the “Common Stock”), resulting in gross proceeds to the Company of not less than twenty-five million dollars ($25,000,000) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and following which, the Company’s Common Stock shall be listed on a national securities exchange (as defined in the Exchange Act) or the NASDAQ National Market.

(i) “Key Employee” means and includes (x) the President, chief executive officer, chief financial officer, chief technology officer, vice president of operations, research, development, sales or marketing, or (y) any other individual who performs a significant role in the operations of the Company or a subsidiary as may be reasonably designated by the Board of Directors of the Company.

(j) “Lien” shall mean any mortgage, pledge, assessment, security interest, encumbrance, lien, levy, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law, except such encumbrances for taxes not yet due and payable or such encumbrances which arise in the ordinary course of business and which are not material and which do not materially impair the Company’s ownership or use of its property or assets.

(k) “person” shall have the meaning with which such term is used in Section 13(d)(3) under the Exchange Act and under Section 2(2) of the Securities Act.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(l) “Proxy Solicitation” means any solicitation of proxies or stockholder consents (as such terms are defined under Regulation 14A and Regulation 14C of the Exchange Act) to vote or seek to advise or influence in any manner whatsoever any Third Party with respect to the Common Stock of the Company.

(m) “Standstill Period” shall mean the period commencing on the execution date of this Agreement and terminating on the [*****] anniversary of the date hereof.

(n) “subsidiary” shall mean any company, partnership, trust, corporation or other non-corporate business enterprise (x) which is controlled, directly or indirectly, by the first-mentioned company, partnership, trust, corporation or other non-corporate business enterprise; (y) more than 50% of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company, partnership, trust, corporation or other non-corporate business enterprise; or (z) which is a subsidiary of another subsidiary of the company, partnership, trust, corporation or other non-corporate business enterprise; and, for these purposes, a company, partnership, trust, corporation or other non-corporate business enterprise shall be treated as being controlled by another if that other company, partnership, trust, corporation or other non-corporate business enterprise is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

(o) “Third Party” shall mean a person or entity other than (i) the Purchaser, (ii) the Company or (iii) an Affiliate of either the Purchaser or the Company.

(p) “Voting Stock” means securities of any class or series of a corporation or other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation or other person.

ARTICLE II

Purchase of Common Stock

Section 2.1 Agreement to Sell and Purchase Common Stock. Subject to the terms and conditions set forth herein, upon the closing of the Company’s Initial Public Offering, the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Purchaser shall purchase, and the Company shall sell and issue to the Purchaser, shares of Common Stock (each, a “Share” and, collectively, the “Shares) having an aggregate purchase price equal to ten million dollars ($10,000,000) at a purchase price equal to the initial offering price to the public in the Initial Public Offering (as contained in the final prospectus for such Initial Public Offering filed with the Securities and Exchange Commission); provided that (a) the Purchaser will have no right or obligation to purchase any Shares at the time of the Initial Public Offering if, and to the extent that, the purchase of Shares would result in the Purchaser’s beneficial ownership of a number of shares of Common Stock which represent a percentage of the outstanding shares of Common Stock immediately following such purchase equal to or in excess of the lower, as applicable, of (X) 10% and (Y) 5% if, but only if, the Company shall notify Purchaser in writing at any time within 30 days prior to the closing of the Initial Public Offering that the Company desires that Purchaser acquire a number of Shares equal to the percentage just below the lesser percentage contained in this subclause (Y) (such lower percentage, as applicable contained in subclause (X) and subclause (Y), the “Capped Percentage”), and (b) in the event the purchase under this Section 2.1 would result in ownership of a percentage of the outstanding shares of Common Stock immediately following such purchase equal to or in excess of the Capped Percentage but for this clause (b), the Purchaser shall only be obligated and entitled to purchase the maximum number of Shares that will result in the Purchaser beneficially owning less than an aggregate of a percentage of the outstanding shares of Common Stock immediately following such purchase equal to the Capped Percentage, and the above aggregate purchase price shall be adjusted downward accordingly, and (c) for the avoidance of doubt, the Purchaser shall only be obligated and entitled to purchase Shares under this Section 2.1 once.

Section 2.2 Termination of Purchase Obligation. Notwithstanding anything to the contrary contained herein, the Purchaser’s obligations under Section 2.1 hereof prior to an Initial Public Offering shall terminate immediately following the earliest to occur of (i) a Change of Control, or (ii) the termination of the License Agreement, in accordance with the provisions thereof, or (iii) the occurrence of a Material Default (as defined in the License Agreement) as a result of any breach of Section 10 of the License Agreement by the Company or any of its Affiliates.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE III

Delivery of the Shares at the Closing

Section 3.1 The completion of the purchase and sale of the Shares of Common Stock pursuant to Section 2.1 of this Agreement (the “Closing”) shall occur on the business day of the closing of the Company’s Initial Public Offering, immediately following the closing of such Initial Public Offering (provided the Company shall have provided Purchaser at least 3 business days advance notice of such closing). At the Closing, the Company shall deliver to Purchaser one or more stock certificates, in accordance with the Purchaser’s reasonable request. Each such certificate shall be registered in the name of the Purchaser or one of its Affiliates, as the Purchaser shall instruct.

Section 3.2 The Company’s obligation to issue and deliver the Shares shall be subject to the following conditions, any of which may be waived by the Company:

(a) receipt by the Company of a certified or official bank check or checks or wire transfer of funds in the full amount of the purchase price for the Shares;

(b) the accuracy in all respects of the representations and warranties made by the Purchaser herein as though such representations and warranties had been made on and as of Closing;

(c) no judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law (each a “Court Order”) shall have been issued or entered into that would be violated by consummation of any of the transactions contemplated hereby and no lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby; and

(d) all authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States of America or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Company shall have obtained all necessary

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

Section 3.3 The Purchaser’s obligation to purchase the Shares shall be subject to the fulfillment of the following conditions, any of which may be waived by the Purchaser:

(a) the Purchaser’s receipt of one or more stock certificates representing the Shares;

(b) the Purchaser’s receipt of a certificate issued by the Secretary of State of the State of Delaware with respect to the Company as of a recent date before the Closing showing the Company to be validly existing and in good standing in Delaware;

(c) the accuracy in all respects of the representations and warranties made by the Company herein as of the Closing as though such representations and warranties had been made on and as of Closing, provided, however, that for this purpose, the representations and warranties of the Company included herein shall be deemed to be updated and modified by the information included in the final prospectus relating to the Company’s Initial Public Offering, a copy of which shall have been furnished to the Purchaser and on which Purchaser shall be entitled to rely;

(d) no Court Order shall have been issued or entered into that would be violated by consummation of any of the transactions contemplated hereby and no lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby;

(e) the fulfillment in all respects of those undertakings of the Company set forth herein to be fulfilled prior to Closing;

(f) the Purchaser’s receipt of a certificate, reasonably satisfactory in form and content to the Purchaser and executed by an officer of the Company, certifying that the conditions specified in clauses (c) and (e) hereof have been fulfilled and that the closing of the Initial Public Offering has occurred;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(g) all authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States of America or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Company shall have obtained all necessary blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares; and

(h) the Purchaser’s receipt of good standing certificates for the Company and certification by the Company’s Secretary regarding the Board of Director and, if applicable, stockholder resolutions relating to this transaction.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchaser as follows on the date hereof and, subject to Article 2, as of Closing:

Section 4.1 Organization and Standing; Subsidiaries.

(a) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, except for those jurisdictions in which the failure to be so licensed or qualified, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, affairs or condition (financial or otherwise) of the Company or its properties or assets taken as a whole (a “Material Adverse Effect”).

(b) The attached Disclosure Letter contains a list of all of subsidiaries of the Company. Except for such subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

any other corporation or (B) any participating interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise, or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

(c) Each of the subsidiaries is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing (where such a concept exists) under the laws of its respective jurisdiction of incorporation or organization and is duly licensed or qualified to transact business as a foreign corporation or foreign limited liability company and is in good standing (where such a concept exists) in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for those jurisdictions in which the failure to be so licensed or qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each of the subsidiaries are owned beneficially and of record by the Company, one of its other wholly owned subsidiaries, or any combination of the Company and/or one or more of its other wholly owned subsidiaries, all as specified in the Disclosure Letter, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever, except for those set forth in the Disclosure Letter; and, except as set forth in the Disclosure Letter, there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other subsidiaries.

Section 4.2 Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its respective terms. The issuance, sale and delivery of the Shares of Common Stock in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Shares of Common Stock, when issued, sold and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

paid and non-assessable. The Shares of Common Stock will not be subject to any Lien, and will not conflict with any provision of any material agreement or material instrument to which the Company is a party or by which it or its property is bound.

Section 4.3 Governmental Approvals. Except for the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Shares of Common Stock or for the performance by the Company of its obligations under this Agreement.

Section 4.4 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries affecting any of its respective properties or assets, or to the Company’s knowledge, pending or threatened against any officer or Key Employee of the Company or any subsidiary or holder of more than five percent (5%) of the capital stock of the Company relating to such person’s performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company or any subsidiary, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might reasonably be expected to be properly instituted. Neither the Company or any subsidiary nor, to the Company’s knowledge, any officer or Key Employee of the Company or any subsidiary or holder of more than five percent (5%) of the capital stock of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency. There are no actions, suits, claims, investigations or proceedings pending against or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary (or any basis therefor) which could reasonably be expected to result, either in any case or in the aggregate, in any Material Adverse Effect, or which directly or indirectly challenge the validity of this Agreement, any of the Shares of Common Stock or any action taken or to be taken pursuant hereto or thereto. The foregoing sentences include, without limiting their

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

generality, actions pending against the Company or any subsidiary or, to the knowledge of the Company, threatened against or with the Company or any subsidiary (or any basis therefor) involving the prior employment of any of the Company’s or any subsidiary’s officers or employees or their use in connection with the Company’s or any subsidiary’s business of any information or techniques allegedly proprietary to any of their former employers.

Section 4.5 Certain Agreements of Officers and Key Employees.

(a) Except as set forth in the Disclosure Letter, neither the Company nor any subsidiary is a party to or obligated in connection with its business with respect to (i) outstanding contracts with employees, agents, consultants, advisers, sales representatives, distributors, sales agents or dealers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement.

(b) To the knowledge of the Company (i) no officer or Key Employee of the Company or any subsidiary is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or Key Employee to be employed by the Company or any subsidiary because of the nature of the business conducted or to be conducted by the Company or any subsidiary or relating to the use of trade secrets or proprietary information of others, and (ii) the continued employment of the Company’s or any subsidiary’s officers and Key Employees does not subject the Company, any of its subsidiaries or any Purchaser to any liability to third parties.

(c) To the knowledge of the Company, no officer of the Company or any subsidiary nor any Key Employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company or any subsidiary.

Section 4.6 Compliance with Other Instruments. The Company and each subsidiary is in compliance with all of the terms and provisions of this Agreement and of its certificate of incorporation and bylaws or other constitutive documents, and with all mortgages, indentures,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject, except any noncompliance which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each subsidiary is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement, the issuance of the Shares of Common Stock nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations, except for such defaults or violations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.7 Financial Information. The Disclosure Letter contains: (i) the audited consolidated balance sheet (the “Balance Sheet”) of the Company and its subsidiaries as at December 31, 2003 (the “Balance Sheet Date”) and the related audited statements of income, stockholders’ equity and cash flows for the year then ended, and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries as at September 30, 2004 and the related unaudited statements of income, stockholders’ equity and cash flows for the nine-month period then ended (collectively, the “Financial Statements”). The Financial Statements present fairly the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations for the period covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes not customarily included in such statements. The Company does not have reasonable grounds to know of, any material liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid financial statements or in the notes thereto. Except as set forth in the Disclosure Letter, since the Balance Sheet Date, (i) there has been no Material Adverse Effect, (ii) neither the business, condition, or operations of the Company or any subsidiary nor any of the properties or assets of the Company or any subsidiary have been adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) neither the Company nor any subsidiary has entered into any material transaction other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

than in the ordinary course of business, made any dividend or distribution on its capital stock, or redeemed or repurchased any of its capital stock, other than repurchases of Common Stock from employees, directors or consultants of the Company and its subsidiaries upon termination pursuant to terms of agreements previously entered into with such persons.

Section 4.8 No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any subsidiary or any of its assets or properties, is pending or, to the knowledge of the Company, threatened. Neither the Company nor any subsidiary has taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

Section 4.9 ERISA. Except as set forth in the Disclosure Letter, neither the Company nor any ERISA Affiliate (as defined below) has ever maintained, sponsored, contributed to or incurred any liability under any employment, consulting, equity incentive and severance agreements, any cash incentive, equity incentive, profit-sharing, savings, pension, medical, dental, life insurance, disability insurance, cafeteria or flexible benefits plans and any other employee benefit plan, program or arrangement, whether written or oral, including but not limited to any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (collectively, the “Benefit Plans”) subject to Section 412 of the Internal Revenue Code of 1986 (the “Code”) or Title IV of ERISA. Neither the Company nor any ERISA Affiliate has ever incurred any obligation to contribute to or any liability under any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or ever participated in any “multiple employer plan” within the meaning of Section 413(c) of the Code. The written terms of each Benefit Plan of the Company and of each ERISA Affiliate are, and the Benefit Plans have been administered, in compliance with the requirements of ERISA, and, where applicable, Section 401 of the Code. There are not now, nor have there been, any transactions involving any of the Company’s Benefit Plans which are prohibited under ERISA or the Code. There are no threatened or pending claims by or on behalf of any of the Company’s Benefit Plans or by any employee of the Company alleging a breach or breaches of fiduciary duties or violations of other applicable state or federal law which could

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

result in liability on the part of the Company or any of the Company’s Benefit Plan under ERISA or any other law, nor to the Company’s knowledge is there any basis for such a claim. All returns, reports, disclosure statements and premium payments required to be made under ERISA and the Code with respect to the Company’s Benefit Plans have been timely filed or delivered. Each Benefit Plan of the Company or any ERISA Affiliate that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service covering all amendments required to be adopted to date and, to the knowledge of the Company, there are no circumstances which exist that are reasonably likely to adversely affect the tax-qualified status of such Benefit Plan or result in the revocation of such letter. The Company and each ERISA Affiliate has made all contributions and payments required to be made to each of its Benefit Plans within the time prescribed by law or, if earlier, the terms of the Benefit Plan. The term “ERISA Affiliate” means any entity that, together with the Company, is treated as a single-employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

Section 4.10 Transactions with Affiliates. Except as set forth in the Disclosure Letter, and except as contemplated hereby, there are no loans, leases, royalty agreements or other continuing transactions between the Company or any subsidiary and (a) any officer, employee or director of the Company or any subsidiary, or (b) any person owning five percent (5%) or more of any class of capital stock of the Company, or (c) any member of the immediate family of such officer, employee, director or stockholder, or (d) any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

Section 4.11 Assumptions or Guaranties of Indebtedness of Other Persons. Except as contemplated hereby, neither the Company nor any subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other person.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 4.12 Investments in Other Persons. Except as set forth in the Disclosure Letter, neither the Company nor any subsidiary has made any loan or advance to any person, other than in the normal course of business and on an arm’s length basis on commercially reasonable terms and as reflected in the Financial Statements, which, after giving effect to the transactions contemplated hereby, is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance.

Section 4.13 Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares of Common Stock. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Shares of Common Stock, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of the Shares of Common Stock under the registration provisions of the Securities Act and applicable state securities laws.

Section 4.14 Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or any subsidiary for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

Section 4.15 Capitalization; Status of Capital Stock.

(a) As of the date of this Agreement, the Company has a total authorized capitalization consisting of (i) 125,000,000 shares of Common Stock, of which (a) 4,765,328 shares are issued and outstanding as of the date of this Agreement, and (b) 16,239,375 shares have been reserved for issuance upon exercise of options issuable under the Company’s 1997 Employee, Director and Consultant Stock Option Plan, as amended (the “Stock Plan”), of which options to purchase 11,342,561 shares have been granted to employees, consultants or directors and are outstanding as of the date of this Agreement and 1,675,328 shares have been issued pursuant to stock option exercises, which shares are included in the Common Stock outstanding; and (ii) 67,946,524 shares of Preferred Stock, of which 1,530,000 are designated as Series A Preferred Stock, 591,000 are designated as Series B Preferred Stock, 5,029,000 are

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

designated as Series C Preferred Stock, 3,759,088 are designated as Series D Preferred Stock, 1,815,992 are designated as Series E Preferred Stock, 34,502,875 are designated as Series F Preferred Stock and 20,718,569 are designated as Series G Preferred Stock. As of the date of this Agreement, 1,530,000 shares of Series A Preferred Stock, 591,000 shares of Series B Preferred Stock, 4,355,000 shares of Series C Preferred Stock, 3,759,088 shares of Series D Preferred Stock, 1,813,485 shares of Series E Preferred Stock, 26,322,107 shares of Series F Preferred Stock, and 20,476,068 shares of Series G Preferred Stock are validly issued and outstanding.

(b) A complete list of the capital stock of the Company that has been previously issued and the names in which such capital stock is registered on the stock transfer books of the Company is set forth in the Disclosure Letter. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Charter”), and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. Except as otherwise set forth in the Disclosure Letter, no preemptive, conversion or other rights, options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in the Disclosure Letter, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. Other than as set forth in the Second Amended and Restated Stockholders Agreement dated August 30, 2004, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the date of this Agreement complied with or were

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

exempt from all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

Section 4.16 Registration Rights. Except as set forth in the Disclosure Letter, and except as contemplated hereby, no person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

Section 4.17 Insurance. The Company and each of its subsidiaries carries insurance covering its properties and businesses customary for the type and scope of its properties and businesses, but in any event in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer.

Section 4.18 Books and Records. The books of account, ledgers, order books, records and documents of the Company and each of its subsidiaries accurately and completely reflect all material information relating to the business of the Company and each of its subsidiaries, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and each of its subsidiaries.

Section 4.19 Title to Assets. The Company and each of its subsidiaries has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any Liens, except for those set forth in the Disclosure Letter. The Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

Section 4.20 Computer Programs. Except as set forth in the Disclosure Letter and other than commercially available, off-the-shelf computer software, neither the Company nor any subsidiary owns, licenses or otherwise uses any computer software in connection with the operation of its business as currently conducted.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 4.21 Real Property Holding Corporation. Since its date of incorporation, the Company has not been, and as of the date of this Agreement shall not be, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a “United States real property holding corporation,” and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

Section 4.22 Taxes. The Company and each of its subsidiaries has filed all tax returns, federal, state, county and local, domestic and foreign, required to be filed by it, and the Company and each of its subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company or each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable to the extent required by generally accepted accounting principles. All material tax elections of any type which the Company and each of its subsidiaries has made as of the date hereof are set forth in the Financial Statements. No deficiency assessment with respect to or, proposed adjustment of the Company’s or any subsidiary’s federal, state, county or local taxes, domestic and foreign, is pending or, to the knowledge of the Company, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, domestic or foreign, outstanding against the assets, properties or business of the Company or any subsidiary. Neither the Company (including any subsidiary) nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Code, that the Company or any subsidiary be taxed as an S corporation.

Section 4.23 Other Agreements. Except as set forth in the Disclosure Letter, neither the Company nor any subsidiary is a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could have a Material Adverse Effect or any other written or oral:

(a) distributor, dealer or manufacturer’s representative contract or agreement which is not terminable on less than ninety (90) days’ notice without cost or other liability to the Company or any subsidiary (except for contracts which, in the aggregate, are not material to the business of the Company or any subsidiary);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company or any subsidiary after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company’s or any subsidiary’s standard form contracts (except for contracts which, in the aggregate, are not material to the business of the Company or any subsidiary);

(c) agreement with any labor union in the United States or any foreign jurisdiction (and, to the Company’s knowledge, no organizational effort is being made with respect to any of its employees);

(d) agreement with any supplier containing any provision permitting any party other than the Company or any subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or any subsidiary to meet its obligations under the agreement when due or the occurrence of any other event (except for contracts which, in the aggregate, are not material to the business of the Company or any subsidiary);

(e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

(f) agreement for the employment of any officer, individual, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or any subsidiary, except accrued vacation pay;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or similar plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company or any subsidiary (other than group insurance plans applicable to employees generally or as otherwise required by law);

(h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any material asset of the Company or any subsidiary;

(i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any subsidiary has advanced or agreed to advance money, has agreed to lease any real property as lessee or lessor, or has agreed to lease any personal property as lessee or lessor if such lease for personal property was not entered into in the ordinary course of business;

(j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities (other than in connection with the transaction contemplated by this Agreement);

(k) assignment, license or other agreement with respect to any form of intangible property, which assignment, license or other agreement was entered into other than in the ordinary course of business;

(l) agreement under which it has granted any person registration rights with respect to its capital stock;

(m) agreement under which it has limited or restricted its right to compete with any person in any respect;

(n) except as set forth above, any other agreement or group of related contracts with the same party involving more than $100,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions of options with

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

another party), which agreement or group of agreements is not terminable by the Company or any subsidiary without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company or any subsidiary for the sale, lease or rental of the Company’s or any subsidiary’s products or services if such agreement or group of agreements was entered into by the Company or such subsidiary in the ordinary course of business; or

(o) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act.

Except as set forth in the Disclosure Letter, the Company and each of its subsidiaries and, to the Company’s knowledge after due inquiry, each other party thereto have in all material respects performed all the actions required to be performed by them to date and neither the Company nor any subsidiary has received any notice of default and is, and to the Company’s knowledge, each other party thereto is not, in default under any lease, agreement or contract now in effect to which the Company or any subsidiary is a party or by which it or its property may be bound. Neither the Company nor any subsidiary has any present expectation or intention of not fully performing all its respective material obligations under each such lease, contract or other agreement, and neither the Company nor any subsidiary has any knowledge of any material breach or anticipated breach by the other party to any contract or commitment to which the Company or such subsidiary is a party.

Section 4.24 Foreign Corrupt Practices Act. Neither the Company nor any subsidiary has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company’s knowledge, there is not now, and there has never been, any employment by the Company or any subsidiary of, or beneficial ownership in the Company or any subsidiary by, any governmental or political official in any country in the world.

Section 4.25 Federal Reserve Regulations. Neither the Company nor any subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Shares of Common Stock will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

Section 4.26 Significant Customer or Supplier. The Disclosure Letter lists all of the Company’s and of its subsidiary’s significant customers, suppliers and vendors (the “Significant Parties”), and none of the Significant Parties has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or any of its subsidiaries, as the case may be.

Section 4.27 Environmental Liabilities. Neither the Company nor any subsidiary has caused or allowed, or contracted with any party for the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company and each of its subsidiaries, the operation of its business, and any real property that the Company and each of its subsidiaries owns, leases or otherwise occupies or uses (the “Premises”) are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Neither the Company nor any subsidiary has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and neither the Company nor any subsidiary is aware of any basis therefor. The Company and each of its subsidiaries has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. Neither the Company nor any subsidiary has caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Premises, and, to the best of the Company’s knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term “Environmental Laws” shall mean any federal, foreign (as applicable), state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et. seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et. seq. For purposes of this Agreement, the term “Hazardous Substances” shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

Section 4.28 Disclosure. Neither this Agreement nor any other document, certificate or written statement furnished to the Purchaser or its counsel by or on behalf of the Company in connection with the transaction contemplated hereby, including, at the time of Closing, the final Prospectus relating to the Initial Public Offering, a copy of which has been furnished to the Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in view of the circumstances under which they were made, not misleading.

ARTICLE V

Representations and Warranties of the Purchaser

Section 5.1 Securities Act Exemption. The Purchaser hereby represents and warrants to the Company, on the date hereof and, subject to Article 2, as of Closing, as follows: (i) the Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act and also is knowledgeable and experienced in making investments in private placement transactions such as the purchase of the Shares; (ii) effective as of Closing, the Purchaser is acquiring the Shares for its own account for investment and with no present intention of distributing any of such Shares, and no arrangement or understanding exists with any other person regarding the distribution of any of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to an effective registration statement registering the Shares for resale or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

pursuant to any other means of sale legally available); and (iii) effective as of Closing and subject to the cooperation of the Company, the Purchaser has had an opportunity to ask questions of and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares.

Section 5.2 Due Authorization. (a) The Purchaser further represents and warrants to the Company that, on the date hereof and, subject to Article 2, as of Closing, the Purchaser has all requisite right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of such Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, (i) except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, (ii) except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ and contracting parties’ rights generally and (iii) except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Purchaser further represents and warrants to the Company that, on the date hereof and, subject to Article 2, as of Closing, neither the execution and delivery of this Agreement by the Purchaser nor the consummation by it of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter, by-laws or other organizational documents of the Purchaser, any statute, law, regulation, order or decree applicable to the Purchaser, or any contract, commitment, agreement, arrangement or restriction of any kind to which the Purchaser is a party or by which it is bound.

Section 5.3 Restrictions on Transfer. The Purchaser acknowledges and understands that the Purchaser must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares will not have been registered under the Securities Act and, therefore, cannot voluntarily be offered, sold, pledged or otherwise disposed of unless registered under the Securities Act or an exemption from such registration is available and in compliance

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

with applicable state and foreign securities laws. The certificates representing the Shares issued to the Purchaser will bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR A SALE PURSUANT TO RULE 144 OF THE SECURITIES ACT. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF MARCH 11, 2005.

The Purchaser agrees that any sale, transfer, pledge, hypothecation or other disposition of the Shares shall be made in compliance with such legends.

Section 5.4 Lock-up. During the period commencing on the Initial Public Offering and ending on the earliest to occur of (x) the fifth anniversary thereof or (y) such date as the Purchaser waives all of its rights (but in no event earlier than the first anniversary of the closing of the Initial Public Offering) to register Shares pursuant to Article VIII or (z) such date as the Purchaser no longer owns at least 1% of the outstanding shares of Common Stock of the Company, the Purchaser agrees that it shall, if so requested by the Company, enter into an agreement providing that it shall not offer, sell or grant an option for the sale, or otherwise dispose of (collectively, “transfer”) any Shares of Common Stock or any securities convertible into or exercisable for Shares of Common Stock (including, without limitation, the Shares and any options, warrants, stock appreciation rights, or similar rights with an exercise or conversion privilege at a price related to, or derived from, the market price of Shares of Common Stock), during the 14-day period prior to, and during the 90-day period beginning on, the date of any firm commitment underwritten public offering of Common Stock (180-day period in the case of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

the Initial Public Offering), without the prior written consent of the managing underwriters of such public offering; provided, however, that this Section 5.4 shall not apply or be effective unless all executive officers and directors and all shareholders of the Company’s outstanding Common Stock having an ownership interest equal to or greater than that held by the Purchaser (calculated on a fully-diluted basis) and having registration rights entitling them to participate in the public offering enter into similar agreements, and shall only take effect following notice to the Purchaser of the foregoing.

Section 5.5 Compliance. The Purchaser acknowledges that it is aware that by receiving certain information under this Agreement, the License Agreement and/or the S & E Agreement (i) it may result in the Purchaser receiving material non-public information about the Company and (ii) there exist United States federal and state securities laws that may restrict or eliminate the recipient’s ability to sell or purchase securities of the Company. The Purchaser agrees with the Company to comply in all material respects with all United States federal and state securities laws.

ARTICLE VI

Survival of Representations, Warranties and Agreements

Section 6.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution hereof, the delivery to the Purchaser of the Shares being purchased, and the payment therefor.

ARTICLE VII

Limitations and Restrictions

Section 7.1 Restrictions on Certain Actions by the Purchaser. Except (i) with the written consent of the Company or (ii) by way of stock dividends or other distributions or offerings made available to the Company’s shareholders generally, or (iii) pursuant to a merger, reclassification, recapitalization or other similar transaction approved by the Company’s Board of Directors, or (iv) pursuant to a rights offering pursuant to which the Purchaser offers to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

purchase such number of shares of Voting Stock so that its percentage of owned Voting Stock after the rights offering is not more than its percentage of ownership before the rights offering, assuming all shares of Voting Stock offered in the rights offering are in fact sold or (v) as provided in this Agreement, the Purchaser agrees that it will not, nor will any of its Affiliates:

(a) sell, exchange, transfer or otherwise dispose of the Shares acquired pursuant to this Agreement until the first anniversary following the closing of the Initial Public Offering;

(b) during the Standstill Period:

(i) acquire or agree, offer, seek or propose to acquire ownership, or cause ownership to be acquired (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any Voting Stock of the Company or securities convertible or exchangeable into or exercisable for any Voting Stock of the Company if as a result of such acquisition, the Purchaser and any Affiliates controlled by the Purchaser in the aggregate would own more than 10% of the Voting Stock of the Company at the time of such acquisition;

(ii) initiate or participate as the soliciting party in any Proxy Solicitation involving any election contest subject to Regulation 14A under the Exchange Act with respect to the Company;

(iii) form or join, or permit any Affiliate controlled by the Purchaser to form or join, any partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the acquisition of any Voting Stock of the Company that would violate clause (i) above;

(iv) arrange, or in any way participate in, any financing for the purchase of any Voting Stock or securities convertible or exchangeable into or exercisable for any Voting Stock or assets of the Company that would violate clause (i) above; or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(v) enter into any discussions, negotiations, arrangements or understandings with, or advise, assist or encourage any other person with respect to, any of the foregoing prohibited matters in this Section 7.1(b).

(c) Nothing contained in this Section 7 shall preclude the Purchaser from (i) making proposals, on a confidential basis, to the Company or its Board of Directors, or (ii) seeking a waiver from the Company of any of the foregoing provisions of this Section 7, or (iii) selling Common Stock of the Company in a tender offer or exchange offer initiated by a person other than the Purchaser or its Affiliates, or (iv) in the case where the Purchaser’s percentage ownership of the outstanding shares of Common Stock has increased above the percentage ownership in effect as of the Closing (the “Closing Percentage”) for any reason (other than a purchase of shares of Common Stock by the Purchaser from any person after the Closing), disposing of any number of shares in one or more transactions up to the amount that would result in the Purchaser owning a percentage of the outstanding shares of the Company equal to or greater than the Closing Percentage. Nothing contained in this Section 7 shall preclude the Purchaser (and the Company agrees to facilitate), in the case where the Purchaser’s percentage ownership of the outstanding shares of Common Stock has decreased below the Closing Percentage for any reason (other than a sale or other transfer by the Purchaser to any third party after the Closing), from acquiring shares of Common Stock in one or more transactions from the Company up to an amount that would result in the Purchaser owning a percentage of the outstanding shares of the Company equal to or less than the Closing Percentage; it being understood that if, following 30 days prior written notice to the Company that the Purchaser wishes to acquire shares of Common Stock pursuant to this sentence and no such requested sale has occurred, the Purchaser shall be entitled to purchase such requested shares of Common Stock from any person.

(d) Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 7.1 shall not apply to (i) any investment in any Voting Stock of the Company by or on behalf of any pension or employee benefit plan or trust, including without limitation (1) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (2) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

index of stocks approved for such a plan or trust in which such plan or trust invests; or (ii) Voting Stock of the Company held by a person acquired by the Purchaser on the date such person first entered into an agreement to be acquired by the Purchaser or acquired after such person was acquired by the Purchaser pursuant to an agreement requiring (but only to the extent requiring) such person to sell or acquire such Voting Stock, which agreement was in effect on the date such person first entered into an agreement to be acquired by the Purchaser, or (iii) any assets or securities of the Company, as debtor, that are acquired in a transaction subject to the approval of the United States Bankruptcy Court pursuant to proceedings under the United States Bankruptcy Code (meaning 11 U.S.C §§ 101-1330, as amended), or (iv) any securities sold to any Third Party as part of an Acquisition Proposal or Business Combination or voted for or against any such Acquisition Proposal or Business Combination.

(e) The provision of this Section 7.1 shall terminate and shall be of no further force and effect from and after the date that any of the following is disclosed: (i) a Third Party independently or in concert with others commences or makes an Acquisition Proposal, or (ii) a Third Party shall have publicly announced an intention to seek a change of control of the board of directors of the Company through the solicitation of proxies or otherwise, or (iii) the Company enters into a binding agreement with a Third Party with respect to an Acquisition Proposal or a Business Combination, or (iv) the Company publicly announces (by press release or otherwise) that it is in discussions or negotiations with any Third Party with respect to a possible Acquisition Proposal or a Business Combination or that the Company is seeking any purchaser for a controlling interest in its business. For the purposes of this Article VII, the term “controlling interest” shall mean the possession, through ownership of voting securities or otherwise, of the ability to direct the management and affairs of the Company and, without limitation, shall be conclusively presumed to be present in the case of the direct or indirect ownership of a majority of the voting securities and/or equity interests of the Company, without precluding the existence of control in the case of the ownership of a lesser amount of such securities.

Section 7.2 Agreement with Third Party. The provisions of Section 7.1 shall terminate and shall be of no further force and effect from and after the earliest to occur of any Acquisition Proposal, Business Combination or Change of Control.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 7.3 Freedom to Vote. Nothing contained herein shall prevent the Purchaser or any of its Affiliates from voting any equity securities owned by them in their sole discretion, and to that extent, seeking to influence the policies or affairs of the Company.

ARTICLE VIII

Registration of the Shares; Compliance with the Securities Act

Section 8.1 Demand Registration. (a) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Purchaser may request, in writing, the Company to effect the registration on Form S-3 (or such successor form) (“Demand Registration Statement”), of the Shares having an aggregate value of at least three million dollars ($3,000,000) (based on the then current public market price). The rights granted by the Company under this Section 8.1 shall terminate on the fifth anniversary of the date of the Initial Public Offering.

(b) Upon receipt of such request for registration pursuant to this Section 8, the Company shall, as expeditiously as possible, cause to be filed with the Securities and Exchange Commission (the “SEC”) a Demand Registration Statement providing for the registration under the Securities Act of the Shares which the Company has been requested to so register by the Purchaser, and shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective to permit the sale of all the Shares covered by such Demand Registration Statement or such shorter period which will terminate when all the Shares covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form under the Securities Act used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) A Demand Registration Statement shall be deemed not have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Shares pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than such stop order or injunction issued as a result of (i) the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by the Purchaser or (ii) the conduct of the offering by the Purchaser of its agents), such Demand Registration Statement will be deemed not to have become effective.

(d) The Purchaser shall be entitled to two Demand Registration Statements pursuant to Section 8.1(a). For purposes of this Section 8.1(d), a registration shall not be counted until such time as a Registration Statement covering the applicable Shares has been declared effective by the SEC (subject to Section 8.1(c)), except that a registration shall count if prior to the Registration Statement being declared effective the Purchasers withdraw their request for such registration by providing written notice to the Company and elect not to pay the registration expenses therefor pursuant to Section 8.3. Notwithstanding the foregoing, in the event the withdrawal by the Purchaser is based upon material adverse information related to the Company that is different from the information known or available to the Purchaser at the time of its request for registration, or a material change in the business, assets, liabilities, condition (financial or otherwise) or prospects of the Company after the time of such request, then such registration shall not be counted for purposes of this Section 8.1(d) even though the Purchaser does not bear the Registration Expenses therefor.

(e) If the Purchaser intends to distribute the Shares covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 8.1(a). If the Company desires that any officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to Section 8.1(e) or if other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the “Other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Holders”) request such inclusion, the Company shall offer to include the securities of such officers, directors and Other Holders in such registration and underwriting. The Company shall (together with the Purchasers, officers, directors and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (including, without limitation, customary indemnification and contribution provisions on the part of the Company) with the underwriter. The Company may include securities for its own account in such registration if the underwriter so agrees and if the number of Shares and other securities that would otherwise have been included in such registration and underwriting will not thereby be limited. Notwithstanding any other provision of this Section 8.1, if the underwriter determines that the inclusion of the number Shares requested to be registered would have a material adverse effect on the price, timing or distribution of the Common Stock to be registered, the Company shall limit the number of Shares to be included in the registration and underwriting to such number of Shares that the Purchaser is so advised can be sold without having such a material adverse effect. The Company shall so advise all holders of Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: first, all securities initially proposed to be sold pursuant to the Demand Registration Statement by the Purchaser; and second, the number of Shares requested to be included in such registration by the Other Holders that the Purchaser is so advised can be sold without having a material adverse effect on the price, timing or distribution of the Common Stock, allocated pro rata among the Other Holders requesting such registration on the basis of the number of Shares requested to be included by all such Other Holders.

(f) If at the time of any request to register Shares by the Purchaser pursuant to Section 8.1(a), the Company is engaged or has plans to engage in a registered public offering or is engaged in any other material activity which, in the good faith and reasonable determination of the Company’s Board of Directors, would be materially adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any twelve-month period.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(g) The Purchaser shall have the right to select the underwriter for an underwritten offering requested pursuant to a Demand Registration Statement, subject to the Company’s approval, which will not be unreasonably withheld.

Section 8.2 “Piggyback” Registration. (a) If at any time the Company shall initiate a registration under the Securities Act of any of its Common Stock for its own account or for the account of any stockholder of the Company that holds registration rights other than securities to be issued (i) in connection with the Company’s Initial Public Offering, (ii) in connection with any acquisition of any entity or business for which shares are being registered on a Form S-4 or its then equivalent or (iii) pursuant to employee benefit plans (including registrations on Form S-8 or Form S-4 or their then equivalents), it shall send to the Purchaser at least thirty (30) days’ prior written notice of such determination and, if within fifteen (15) days after the giving of such notice, the Purchaser shall so request in a writing received by the Company, the Company shall include in such registration statement any or all of the Shares that the Purchaser requests to be registered therein; except that, if in connection with any underwritten public offering of Common Stock, the managing underwriter shall recommend that the number of Shares to be included in such registration statement be limited because, in the underwriter’s reasonable judgment, such limitation is necessary to permit the public distribution of the shares of Common Stock being sold by the Company without materially adversely affecting the price, timing or distribution of such Common Stock, then the number of Shares to be included in such registration statement shall be limited to the extent so recommended (which may be the complete exclusion of such Shares); provided, however, that such limitation shall be proportionate (based on the number of shares to be included) to the limitation applied to any other holders of Common Stock with registration rights who request the inclusion of shares in the registration statement. The rights granted by the Company under this Section 8.2 shall terminate on the fifth anniversary of the date of the Initial Public Offering.

(b) The Company will use commercially reasonable efforts to maintain the effectiveness of any registration statement under which any of the Shares are being offered pursuant to this Section 8.2 until the earlier to occur of (i) the completion of the distribution pursuant to such registration statement and (ii) one hundred eighty (180) days after the effectiveness of such registration statement; provided, however, that such 180-day period will be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

deemed to be suspended for so long as the Purchaser is prohibited from using such registration statement pursuant to the third sentence of this Section 8.2(b). The Company will promptly notify the Purchaser and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Purchaser agrees upon receipt of such notice forthwith to cease making offers and sales of Shares pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to a purchaser of Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall prepare and furnish such amendment or supplement to the prospectus to the Purchaser within 10 days after it has given notice to the Purchaser. The Purchaser further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 8.2(b), the Purchaser will, if requested by the Company, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Purchaser’s possession of the prospectus current at the time of receipt of such notice from the Company.

Section 8.3 Expenses of Registration. All costs and expenses incurred in connection with any registration pursuant to this Section 8, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits of the Company’s financial statements incidental to or required by such registration shall be paid by the Company; provided, however, that the Company shall have no obligation to pay any stock transfer taxes, underwriters’ fees, discounts or commissions with respect to the sale of the Shares, or the fees and expenses of any counsel or advisor to the Purchaser.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 8.4 Registration Procedures. Whenever the Purchaser has requested that any Shares be included in a Company registration statement pursuant to this Section 8, the Company will use commercially reasonable efforts to effect the registration and sale of such Shares upon the terms and conditions hereof, and in connection with any such request, the Company will:

(a) promptly prepare and file with the SEC and furnish to the Purchaser copies of such registration statement as filed and each amendment and supplement thereto, as many copies of the prospectus included in such registration statement and any amendments or supplements thereto as the Purchaser may reasonably request (including any preliminary prospectus contained therein and shall reflect in each such document such comments as the Purchaser may reasonably propose) and use its commercially reasonable efforts to cause such registration statement to become effective and to keep the Purchaser advised in writing of the initiation and progress of proceedings regarding such registration;

(b) use its best efforts to ensure that (i) such registration statement and any amendment thereto and such prospectus forming part thereof and any amendment or supplement thereto complies as to form in all material respects with the Securities Act, (ii) such registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading and (iii) any prospectus forming part of such registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made; provided, however, that the Company shall have no liability under clauses (ii) or (iii) of this paragraph (b) with respect to any such untrue statement or omission made therein in reliance upon and conformity with information furnished to the Company by or on behalf of the Purchaser or any underwriter for inclusion therein;

(c) use its best efforts to register or qualify such Shares under the securities or blue sky laws of such jurisdictions as the managing underwriter of such offering, if any, or the selling shareholders under such registration statement if there is no underwriter, may reasonably

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Shares; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), or (ii) take any action that would subject it to the service of process in suits other than relating to the sale of the Shares or any violation of state securities laws in any jurisdiction where it is not now so subject;

(d) use its best efforts to cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Purchaser or the underwriter or underwriters, if any, to consummate the disposition of such Shares subject to the proviso contained in paragraph (c) above;

(e) promptly advise the Purchaser and, if requested by the Purchaser, promptly confirm such advice in writing:

(i) when such registration statement or prospectus and any amendment or supplement thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threat of any actions or proceeding for that purpose;

(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Shares included in such registration statement for sale in any jurisdiction or the initiation or threatened initiation of any action nor proceeding for such purpose; and

(iv) of the happening of any event that requires the amendment or supplementation of such registration statement or prospectus (or documents incorporated or deemed to be incorporated therein) so as to ensure that such registration statement or prospectus is not misleading and does not contain any untrue statement of material fact or omit to state a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

material fact required to be stated therein or necessary to make the statements contained therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading;

(f) deliver to the Purchaser, without charge, as many copies of the prospectus included in such registration statement, and any amendment or supplement thereto, as the Purchaser shall reasonably request; and subject to Sections 8.1(d) and 8.2(b) hereof, the Company consents to the use of the prospectus or any amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Shares covered by the prospectus or any amendment or supplement thereto;

(g) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of each 12-month period, an earnings statement covering a period of 12 months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(h) cause all such Shares to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed; and

(i) take such other reasonable steps that are necessary or advisable to permit the sale of such Shares.

The Company may require the Purchaser to furnish to the Company such “blood letter” information regarding the distribution of the Shares as the Company may from time to time reasonably request in writing which is customarily provided by selling stockholders in a public offering of securities.

Section 8.5 Indemnification.

(a) Indemnification by the Company. In connection with any registration statement in which the Purchaser includes Shares pursuant to this Section 8, the Company will indemnify and hold harmless the Purchaser, together with each of the Purchaser’s officers,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

directors, shareholders, employees, agents and affiliates, each person who controls the Purchaser, each underwriter of the Shares, if any, each person who controls such underwriter and each other person who participates in the offering of such Shares against all claims, losses, expenses, damages, reasonable attorneys’ fees, costs, expenses, liabilities (or actions in respect thereof), joint or several (the “Damages”), insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus, or in any amendment or supplement thereof, or arise out of or are based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability (or actions in respect thereof) arise out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission made therein based upon written information furnished to the Company by the Purchaser or underwriter, specifically for use therein which is not corrected in the final registration statement or prospectus or in an amendment or supplement thereto.

(b) Indemnification by the Purchaser. The Purchaser will, if any of the Purchaser’s Shares are included in a registration pursuant hereto, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Shares covered by such registration statement, and each person who controls the Company and any underwriter within the meaning of the Securities Act, and each other holder of securities registered under the registration statement, each of its officers, directors and partners and each person controlling such holder, against all Damages insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is made in such registration statement or prospectus in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein which is not corrected in the final registration statement or prospectus or in an amendment or supplement thereto.

(c) Contribution. In order to provide for just and equitable contribution in any case in which any person exercising rights under this Section 8.5 makes a claim for indemnification, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.5 provides for indemnification in such case, then, the Company and the Purchaser will contribute to the aggregate Damages to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Purchaser on the other, and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) the Purchaser will not be required to contribute for all Damages an aggregate of any amount in excess of the proceeds received from the public offering of all Shares offered by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(d) Indemnification Procedures. Each party entitled to indemnification under this Section 8.5 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

litigation shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement (other than for the payment of money only) without the consent of the Indemnified Party (which consent shall not be unreasonably withheld). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

Section 8.6 Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of the Purchaser’s Shares pursuant to this Section 8 unless the Purchaser consents to such reasonable conditions imposed by the Company as the Company shall determine with the advice of counsel to be required by law, including, without limitation:

(a) conditions requiring the Purchaser to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act, and any rules issued thereunder by the SEC, and to furnish to the Company information about sales made in such public offering;

(b) conditions prohibiting the Purchaser upon receipt of telegraphic or written notice required by law from the Company from effecting sales of Shares until further notice; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) conditions requiring that at the end of the period during which the Company is obligated to keep the registration statement effective under this Section 8, the Purchaser shall discontinue sales of Shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by such registration statement that remain unsold, and requiring the Purchaser to notify the Company of the number of Shares registered that remain unsold promptly upon receipt of notice from the Company.

In addition, the Company shall not be obligated to effect a registration of the Purchaser’s Shares pursuant to this Section 8 unless the Purchaser consents to reasonable conditions requested by the Company requiring the Purchaser to enter into an underwriting agreement with customary terms and conditions and in form and substance consistent with such agreement as entered into by all other applicable selling shareholders.

ARTICLE IX

Rule 144 Reporting

Section 9.1 Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC, which may at any time permit the sale of the Shares to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any holder of Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any Shares without registration.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE X

Miscellaneous

Section 10.1 [Intentionally left blank.]

Section 10.2 Enforcement. (a) The Purchaser and the Company acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would be an inadequate remedy therefor. Accordingly, either party will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity.

(b) No failure or delay on the part of the Purchaser or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.3 Entire Agreement. This Agreement, together with the applicable provisions of the License Agreement and the S&E Agreement, constitute the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended only by an agreement in writing executed by all the parties hereto and their respective successors.

Section 10.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

Section 10.5 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 10.6 Counterparts. This Agreement may be executed in one or more counterparts, and each of which shall constitute an original instrument, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Section 10.7 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement will be validly given or made, if in writing and delivered personally, by telecopy or sent by registered mail postage paid:

if to the Company:	Coley Pharmaceutical Group, Inc.
93 Worcester Road, Suite 101
Wellesley, MA 02481
Attention: President

with copies to:	Coley Pharmaceutical Group, Inc.
93 Worcester Road, Suite 101
Wellesley, MA 02481
Attention: Charles E. Yon
Vice President and General Counsel
Fax: (781) 431-6403

William T. Whelan, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, PC.
One Financial Center
Boston, MA 02111
Tel: (617) 542-6000
Fax: (617) 542-2241

if to the Purchaser:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
Attention: President, Pfizer Human Health
Fax: (212) 808-8652

with copies to:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
Attention: Executive Vice President and General Counsel
Fax: (212) 808-8924

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

Section 10.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties, including affiliates of the Purchaser; provided, however that this Agreement shall not be binding upon any purchaser of the Shares from the Purchaser or an Affiliate of the Purchaser in a transaction effected on a public trading market or pursuant to a public offering. The rights granted to the Purchaser or any Affiliate hereunder may be transferred by the Purchaser or any Affiliate (i) with the prior written consent of the Company, or (ii) without the prior written consent of the Company in connection with the transfer of all or a portion of the Shares to Affiliates of the Purchaser; provided, however, that each transferee of rights shall be subject to the same obligations as the Purchaser, and provided, further, that if any such transferees are Affiliates of the Purchaser, one entity (which may be the Purchaser) shall be designated by the Purchaser to act on behalf of the Purchaser and such Affiliates to give and receive all notices and other communications pursuant to this Agreement.

Section 10.9 Term. The term of this Agreement shall commence on the date first referred to above and shall terminate upon the earliest to occur of the following: (i) a Change of Control, or (ii) the termination of the License Agreement, in accordance with the provisions thereof, or (iii) the occurrence of a Material Default (as defined in the License Agreement) as a result of any breach of Section 10 of the License Agreement by the Company or any of its Affiliates.

Section 10.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

[Remainder of page intentionally blank]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first referred to above.

PFIZER INC.

By:	/s/ Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	Sr. Vice President

COLEY PHARMACEUTICAL GROUP, INC

By:	/s/ Robert L. Bratzler
	Name:	Robert L. Bratzler
	Title:	President and CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

47